UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 10, 2013 (October 7, 2013)

American Oriental Bioengineering, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-32569	84-0605867
(Commission File Number)	(IRS Employer Identification No.)

1 Liangshuihe First Ave, Beijing E-Town Economic and Technology Development Area, E-Town,

Beijing, 100176, People’s Republic of China

(Address of principal executive offices and zip code)

86-10-5982-2039

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2013, American Oriental Bioengineering, Inc. (the “Company”), filed an Amendment to the Certificate of Designation of the Preferred Stock of the Company with the Secretary of State of Nevada. Paragraph 5 of the Certificate of Designation, which governs the voting power with respect to the Company’s Preferred Stock, was amended to include a provision that allows the 1,000,000 issued and outstanding shares of Preferred Stock to have an aggregate voting power of 25% of the shares of the Company’s common stock with respect to any matters upon which only a vote of the holders of the Company’s Common stock is required. This right is in addition to the aggregate voting power of 25% of the combined voting power of the entire Company’s shares of Common Stock and Preferred Stock with respect to any matters upon which the Common Stock and Preferred Stock may vote, which is already provided for in Paragraph 5 of the Certificate of Designation.

A copy of the Amendment to Certificate of Designation After Issuance of Class or Series is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01      Financial Statements and Exhibits.

          (d)        Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Designation After Issuance of Class or Series §78.1955

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ORIENTAL BIOENGINEERING, INC.

By:	/s/ Tony Liu
Name:	Tony Liu
Title:	Chairman and Chief Executive Officer

Dated: October 10, 2013

Exhibit Index

Exhibit No.	Description
3.1	Amendment to Certificate of Designation After Issuance of Class or Series §78.1955